Exhibit 10.15

TERMINATION OF SEVERANCE AND EMPLOYMENT AGREEMENT

                    THIS TERMINATION OF SEVERANCE AND EMPLOYMENT AGREEMENT ("Agreement") is made this 27th day of September, 2000, by and between WLR FOODS, INC., a Virginia corporation (the "Company") and JAMES L. KEELER ("Mr. Keeler"), who agree as follows:

RECITALS:

                    A.     The Company and Mr. Keeler entered into a letter agreement dated February 4, 1994 ("Severance Agreement") , that provides, among other things, that the Company shall be obligated to pay Mr. Keeler certain severance benefits, as set forth therein, in the event of a termination of his employment within thirty-six (36) months after a Change In Control of the Company has occurred.

                    B.      The Company has entered into an Amended and Restated Employment Agreement dated June 23, 1998 with Mr. Keeler ("Employment Agreement").

                    C.     The Company has entered into an Agreement And Plan Of Merger with Pilgrim’s Pride Corporation, a Delaware corporation ("Pilgrim’s), with such merger to be consummated on the Effective Date, as defined therein (the "Merger Agreement"). Such merger, if consummated, will constitute a Change In Control of the Company as set forth in the Severance Agreement.

                    D.      The parties desire to terminate the Severance Agreement and the Employment Agreement as provided herein.

                    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

                    1.     Payment. In consideration for the execution of this Agreement, the Company agrees to pay Mr. Keeler the sum of Nine Hundred Thousand Dollars ($900,000.00), to be paid on the Effective Date by wire transfer to an account designated in writing by Mr. Keeler.

                    2.      Elimination of Severance Payment. In consideration of the payment made to Mr. Keeler by the Company in Section 1 above, the parties agree that the Severance Agreement will be terminated in its entirety, and Mr. Keeler shall resign from all positions with the Company and its affiliates on the Effective Date.

                    3.      Termination of Employment Agreement. In further consideration for the payment referred to in Section 1, Mr. Keeler agrees to terminate his Employment Agreement, provided however, that the Company obtains assurances from Pilgrim’s that the obligation to provide continuing health care coverage as provided for in Section 6 of the Employment Agreement for Mr. Keeler and his wife for their respective lives will be deemed to have survived and be assumed by Pilgrim’s.

                    4.      Condition Precedent. Notwithstanding anything to the contrary herein, the terms of this Agreement are expressly contingent upon the consummation of the sale transaction provided for in the Merger Agreement; in the event such transaction is not consummated for any reason on the Effective Date, or the payment as contemplated in Section 1 is not made as provided herein, all such terms of the Severance Agreement and the Employment Agreement shall remain in full force and effect.

                    5.      Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by Mr. Keeler, his personal legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.

                    This Agreement shall be binding on the Company and its successors and assigns.

                    6.      Fees and Expenses. The Company shall reimburse Mr. Keeler, on a current basis, for all reasonable legal fees and related expenses incurred by him (a) in connection with contesting or disputing any terms or conditions of this Agreement or incurred by Mr. Keeler in attempting to collect payment under this Agreement, or (b) in seeking to obtain or enforce any right or benefit provided by this Agreement, in each case regardless of whether or not his claim is upheld by a court of competent jurisdiction; provided, however, Mr. Keeler shall be required to repay such amounts to the Company to the extent that a court issues a final and non-appealable order setting forth the determination taken by Mr. Keeler was frivolous or advanced by him in bad faith.

                    7.      Governing Law and Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Virginia (exclusive of its conflict of laws provision). Venue for any proceeding related to the performance or interpretation of this Agreement, or in any way arising out of this Agreement, shall be either the Circuit Court of Rockingham County, Virginia or the United States District Court for the Western District of Virginia, Harrisonburg Division.

                    IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as thereunto duly authorized; and

                    WITNESS the following signature and seal.

                                                                                                  WLR FOODS, INC., a Virginia corporation

                                                                                                  By: __________________________________

                                                                                                  Its: __________________________________

                                                                                                  _____________________________________
                                                                                                                          James L. Keeler